UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
FedEx Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 818-7500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 14, 2011, the Board of Directors of FedEx Corporation approved an amendment to the Amended and Restated Bylaws of FedEx, effective immediately, to re-designate Article VII, Section 10 as Article VII, Section 11, re-designate Article VII, Section 11 as Article VII, Section 12, and add a new Article VII, Section 10 that provides that, unless FedEx consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of FedEx, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of FedEx to FedEx or FedEx’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. The amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of FedEx is deemed to have notice of and consented to the foregoing provision.
The foregoing summary of the bylaw amendments is qualified in its entirety by reference to the text of the Amended and Restated Bylaws as adopted and effective as of March 14, 2011. The Amended and Restated Bylaws as adopted and effective as of March 14, 2011, and a copy marked to show changes from the prior Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation
Date: March 15, 2011	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of FedEx Corporation.

3.2	Amended and Restated Bylaws of FedEx Corporation, marked to show amendments effective as of March 14, 2011.

5